UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2015

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2015, Patriot Risk Services, Inc. (“PRS”), a wholly owned subsidiary of Patriot National, Inc. (the “Company”), entered into a stock purchase agreement (the “Purchase Agreement”) with Corporate Claims Management, Inc., a Missouri corporation (“CCMI”), and the shareholders of CCMI (the “Sellers”), pursuant to which PRS acquired all of the outstanding equity of CCMI for $8,000,000 in cash plus a performance-based cash earn-out of up to $1,000,000. Pursuant to the Purchase Agreement, the Sellers will be entitled to the earn-out payment in two tranches. The first tranche of the earn-out payment will be up to $500,000 twelve months after closing; and the second tranche will be up to $500,000 fifteen months after closing, in each case subject to reduction on a pro-rata basis if revenue during each earn-out period does not meet certain targets. Neither the Company nor PRS assumed any material liabilities under the Purchase Agreement. In connection with the transaction, which closed on April 24, 2015, CCMI became a direct subsidiary of PRS.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

Date: April 27, 2015	By:	/s/ Christopher A. Pesch
	Name:	Christopher A. Pesch
	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary